Exhibit 99.1


CarrAmerica, FrontLine Capital Extend Closing of
Executive Office Suites Merger and Sale to May 31st


May 1, 2000 08:05 AM Eastern Time
WASHINGTON, May 1 /PRNewswire/--CarrAmerica Realty Corporation CRE and FrontLine Capital Group FLCG today announced that the outside closing date for the merger of HQ Global Workplaces, Inc., CarrAmerica's executive office suites affiliate, with Vantas Incorporated, FrontLine's executive office suites subsidiary, and all related transactions has been extended from April 30 to May 31, 2000. In connection with the extension, Vantas increased its deposit from $35 million to $47.5 million and paid $2.5 million to CarrAmerica and the other stockholders of HQ Global Workplaces who are to receive cash in the transaction.

When the merger is completed, HQ Global Workplaces will emerge as the world's largest workplace solutions provider with 463 executive office suites centers in 17 countries, 2,500 employees and 43,000 customers. The merged company will retain the HQ Global Workplaces name.

CarrAmerica also indicated that implementation of its previously announced $100 million share repurchase program would be delayed pending closing of the HQ Global Workplaces transaction.

CarrAmerica owns, develops and operates office properties in 14 markets throughout the United States. The Company is committed to becoming America's leading office workplace company by meeting the rapidly changing needs of its customers with superior service, a large portfolio of quality office properties, extraordinary development capabilities and land positions. CarrAmerica is a leading office innovator with interests and strategic relationships with Broadband Office, Inc., a national telecommunications company, HQ Global Workplaces, a global leader in executive office suites and DukeSolutions, a Duke Energy subsidiary providing comprehensive energy management programs. Currently, CarrAmerica and its affiliates own a controlling interest in a portfolio of 276 operating office properties and have 12 office buildings under development in six key growth markets. CarrAmerica's markets include Atlanta, Austin, Chicago, Dallas, Denver, Los Angeles/Orange County, Phoenix, Portland, Salt Lake City, San Diego, San Francisco Bay Area, Seattle, South Florida and metropolitan Washington, D.C. For additional information on CarrAmerica, including space availability, visit our web site at www.carramerica.com.

FrontLine Capital Group is a publicly-traded Internet-related operating company that identifies, acquires interests in, develops and manages a network of e-commerce and e-services companies that service small and medium-size enterprises and the mobile workforces of larger companies. FrontLine generally acquires significant interests in companies to influence their long-term direction and value creation and has committed $360 million in 12 partner companies, including OnSite Access, Digital/Work.com, EmployeeMatters, LiveCapital.com, VANTAS and Opus360. To maximize the potential of its partner companies, FrontLine provides them with operational support and strategic guidance through its internal management resources, advisory board, and proprietary business development resources. FrontLine also actively works with its partner companies to foster a collaborative environment and facilitate strategic relationships that provide access to the resources and customer base of its entire network. For more information about FrontLine Capital Group, visit www.FrontLineCapital.com.

Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Companies and their affiliates or industry results to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such factors include, among others, the following: national and local economic, business and real estate conditions that will, among other things, affect demand for office properties, availability and creditworthiness of tenants, the level of lease rents and the availability of financing for both tenants and the Companies, adverse changes in the real estate markets including, among other things, competition with other companies, risks of real estate acquisition and development (including the failure of pending acquisitions to close and pending developments to be completed on time and within budget), actions, strategies and performance of affiliates that the Companies may not control, governmental actions and initiatives, and environmental/safety requirements.